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                                                                EXHIBIT 10.98

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of July __, 1996, among (i) DENAMERICA CORP., a Georgia corporation (the "Company"), (ii) certain of the holders of the Series B Notes (as defined below) and (iii) State Street Bank and Trust Company, as trustee for the holders of Series B Notes (the "Trustee").


                                    RECITALS

         WHEREAS, pursuant to a Stock Purchase Agreement dated as of May 31, 1996 between the Company and BEP Holdings, Inc., a Delaware corporation (the "Seller"), the Company has agreed to purchase from the Seller all of the outstanding common stock of Black-eyed Pea Restaurants U.S.A., Inc.;

         WHEREAS, a portion of the consideration to be paid by the Company will consist of a senior subordinated promissory note of the Company in the stated original principal amount of $15,000,000 (the "Purchase Price Note");

         WHEREAS, the Company has outstanding on the date hereof Series B 13% Subordinated Notes due 2003 (the "Series B Notes"), governed by the Indenture, dated as of March 29, 1996 between the Company and the Trustee, as supplemented by a Supplemental Indenture of even date herewith (the "Series B Indenture"); and

         WHEREAS, the parties desire to enter into this intercreditor agreement for the benefit of the holders of Senior Debt (as defined below).

         Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Certain Terms. The following terms, when used in this Agreement, including the introductory paragraph and Recitals hereto, shall, except where the context otherwise requires, have the following meanings:

         "Agreement" means this Intercreditor Agreement.

         "Bankruptcy or Insolvency Proceeding" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its property, (b) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary, partial or complete, and whether or not involving receivership, insolvency or
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bankruptcy, or (c) any assignment for the benefit of creditors of the Company, or any other marshaling of property or liabilities of the Company.

         "Company" has the meaning specified in the introductory paragraph hereto.

         "Enforcement Action" means (a) the acceleration of any Subordinated Debt, (b) the commencement of, or the joining with any other Person in the commencement of, any Bankruptcy or Insolvency Proceeding, or (c) the enforcement of any of the rights or remedies of any Subordinated Creditor against the Company, whether under the Subordinated Debt Documents or otherwise, and whether by action at law, suit in equity, arbitration proceedings or otherwise.

         "Enforcement Action Notice" has the meaning specified in Section
3.1(a).

         "payment in full" and "paid in full" mean payment in full in immediately available funds.

         "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Price Note" has the meaning specified in the Recitals hereto.

         "Representative" means the indenture trustee or other trustee, agent or representative for any class of Indebtedness.

         "Senior Creditors" means, collectively, (a) any holders of any Senior Debt and (b) any Representatives of any holders of Senior Debt.

         "Senior Debt" means all Indebtedness of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing, under or with respect to:

         (a) the Senior Debt Documents in an aggregate outstanding principal amount not exceeding the sum of (i) $15,000,000, plus (ii) the aggregate principal amount of Indebtedness evidenced by securities issued in payment of accrued interest on any Senior Debt, less (iii) the amount of all permanent payments of principal made under the Senior Debt Documents from time to time after the date hereof; and

         (b) interest (including interest accruing at the contract rate after the commencement of any Bankruptcy or Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding) accrued on the outstanding principal described in clause (a) and other amounts owing under the Senior Debt Documents, and premiums, fees costs, expenses, indemnities reimbursements and other amounts owing under the Senior Debt Documents.

         "Senior Debt Documents" means, collectively, (a) the Purchase Price Note, (b) each instrument or agreement pursuant to which obligations under the Purchase Price Note or any

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subsequent Senior Debt Document are deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and without limitation as to parties, maturities, principal amount, interest rates or other provisions, and
(c) each other instrument or agreement executed in connection with or evidencing, governing, guarantying or accruing any Indebtedness or other obligations under any instrument or agreement referred to in the foregoing clauses (a) or (b); in each case (with respect to any instrument or agreement referred to in the foregoing clauses (a) or (b)), as modified, amended or supplemented from time to time.

         "Senior Default" means an event of default under any Senior Debt Document, or any event or condition which, with the giving of notice or the passage of time, or both, would become an event of default under any Senior Debt Document.

         "Senior Representative" means the Person appointed from time to time by the holders of a majority of the outstanding principal amount of Senior Debt, as designated in a written notice to the Company by such holders, as the Senior Representative for purposes of this Agreement, or, at any time that no such Person has been so appointed, the holder of the greatest aggregate principal amount of Senior Debt.

         "Series B Notes" has the meaning specified in the Recitals hereto.

         "Series B Indenture" has the meaning specified in the Recitals hereto.

         "Standstill Notice" has the meaning specified in Section 2.2(g).

         "Standstill Period" means, in relation to any Standstill Notice, the period beginning on the date such Standstill Notice is received by the Company (as provided in Section 2.2(a)) and ending on the date determined pursuant to
Section 2.2(b).

         "Subordinated Creditor" means, (a) any holder of Series B Notes from time to time party hereto, and any successor or assignee of such holder deemed to be a party to this Agreement pursuant to Section 5.8, and (b) any Representative of any holder of Subordinated Debt.

         "Subordinated Debt" means all Indebtedness and other obligations of the Company or any of its Subsidiaries to any Subordinated Creditor, contingent or otherwise, now or hereafter existing, under or in respect of any Subordinated Debt Documents, and interest (including interest accruing after the commencement of any Bankruptcy or Insolvency Proceeding) and premium, if any, thereon and other amounts payable in respect thereof (including any such obligations to prepay, repurchase, retire, redeem or acquire for value any such Indebtedness).

         "Subordinated Debt Documents" means, collectively, (a) the Series B Indentures, (b) any Series B Notes held by any Subordinated Creditor, and (c) each instrument or agreement now or hereafter executed in connection with or evidencing, governing, guarantying or securing any Indebtedness under any such document.



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         "Trustee" has the meaning specified in the introductory paragraph hereto.

         "U.C.C." means the Uniform Commercial Code, as in effect from time to time in The Commonwealth of Massachusetts.

         SECTION 1.2 Purchase Price Note Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including the introductory paragraph and Recitals hereto, that are defined in the Purchase Price Note, have the meanings given to such terms in the Purchase Price Note.

         SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including the introductory paragraph and Recitals hereto, with such meanings.

         SECTION 1.4 General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors in title and assigns or (as the case may be) such Person's successors, assigns, heirs, executors, administrators and other legal representatives. References to any instrument or agreement defined in this Agreement refer to such instrument or agreement as originally executed, or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.


                                   ARTICLE II

                       LIMITATIONS ON ENFORCEMENT ACTIONS

         SECTION 2.1 Limitations on Enforcement Actions. No Subordinated Creditor will take any Enforcement Action unless:

         (a) such Subordinated Creditor shall have given to the Company and the Senior Representative not less than 30 days prior written notice (an "Enforcement Action Notice") of the intent of such Subordinated Creditor to take such Enforcement Action; and

         (b) no Standstill Period is continuing.

         SECTION 2.2  Imposition of Standstill Period.

         (a) The Senior Representative may at any time give to the Company and to the Trustee a written notice (a "Standstill Notice") of the imposition of a Standstill Period.



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         (b) Each Standstill Period will commence on the date the Company receives the Standstill Notice commencing such Standstill Period and will terminate upon the earliest to occur of (i) the date 180 days after the commencement of such Standstill Period, or (ii) the date such Standstill Period shall have been terminated by notice to the Company and the Trustee from the Senior Representative. Any number of Standstill Notices may be given and any number of Standstill Periods may be commenced, but the aggregate length of all Standstill Periods during any period of 365 consecutive days shall not exceed 180 days.

                                   ARTICLE III

                                     WAIVERS

         SECTION 3.1 Waivers of Notice, etc. The obligations of Subordinated Creditors under this Agreement, and the subordination arrangements contained herein, shall not be to any extent or in any way or manner whatsoever impaired or otherwise affected by any of the following, whether or not any Subordinated Creditor shall have had any notice or knowledge of any thereof:

         (a) the dissolution, termination of existence, death, bankruptcy, liquidation, insolvency, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any Bankruptcy or Insolvency Proceeding by or against, the Company or any Subsidiary thereof;

         (b) the absorption, merger or consolidation of, or the effectuation of any other change whatsoever in the name, membership, constitution or place of formation of, the Company or any Subsidiary thereof;

         (c) any extension or postponement of the time for the payment of any Senior Debt, the acceptance of any partial payment thereon, and any and all other indulgences whatsoever by any Senior Creditor in respect of any Senior Debt;

         (d) any action or delay in acting or failure to act on the part of the Senior Creditors under any Senior Debt Document or in respect of any Senior Debt, any failure by any Senior Creditor strictly or diligently to assert any rights or to pursue any remedies or claims against the Company or any other Person or Persons under any of the Senior Debt Documents or provided by statute or at law or in equity;

         (e) any modification or amendment of, or any supplement or addition to, any Senior Debt Document;

         (f) any waiver, consent or other action or acquiescence by any Senior Creditor in respect of any default by the Company in its performance or observance of or compliance with any term, covenant or condition contained in any Senior Debt Document; or




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         (g) any Senior Debt Document or any provision thereof shall at any time or for any reason whatsoever cease to be in full force or effect or shall be declared null and void or illegal, invalid, unenforceable or inadmissible in evidence

         Each Subordinated Creditor hereby absolutely, unconditionally and irrevocably ascents to and waives notice of any and all matters hereinbefore specified in clauses (a) through (g).


                                   ARTICLE IV

                              ADDITIONAL COVENANTS

         Until all Senior Debt has been paid in full:

         SECTION 4.1 Limitations on Transfers of Subordinated Debt. No Subordinated Creditor will at any time sell, assign or otherwise transfer, by operation of law or otherwise, any Subordinated Debt, unless on or prior to the date of such sale, assignment or transfer, the purchaser, assignee or transferee of such Subordinated Debt shall have entered into and agreed to be bound by this Agreement as a Subordinated Creditor hereunder pursuant to documentation reasonably acceptable to the Senior Representative.

         SECTION 4.2 Information Regarding Subordinated Debt. The Company shall furnish to the Senior Creditors from time to time all such information regarding the Subordinated Debt as the Senior Creditors may from time to time reasonably request.

         SECTION 4.3 No Amendments to Subordinated Debt Documents. The Company and the Subordinated Creditors acknowledge that the Purchase Price Note restricts the amendment of the Subordinated Debt Documents without the consent of the Senior Creditors.


                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1 Amendment, Waivers, etc.. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Subordinated Creditor or its Representative and by each Senior Creditor or its Representative. No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand hereunder shall entitle any Person to any notice or demand in similar or other circumstances, unless otherwise required by this Agreement. The remedies herein provided are cumulative and not exclusive of any other remedies provided at law or in equity. No waiver or approval by a Person under this Agreement shall, except as may be otherwise stated in such waiver or approval, be

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applicable to any subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 5.2 Amendments, Waivers, etc. of Series B Indenture. Notwithstanding any contrary provision in any Subordinated Debt Document, any modification, amendment, termination, extension or waiver (either permanently or temporarily in whole or in part), at any time prior to the occurrence of a Termination Event, of any provision of any Senior Debt Document which is identical or substantially identical to any provision of any Subordinated Debt Document (a "Parallel Provision") shall automatically result in an identical modification, amendment, termination, extension or waiver of the Parallel Provision in the applicable Subordinated Debt Document, as if all Subordinated Creditors had executed and delivered all documentation necessary to effect such modification, amendment, termination, extension or waiver. Any forbearance by the Senior Creditors in respect of any Parallel Provision in any Senior Debt Document shall, to the fullest extent permitted by applicable law, automatically result in an identical forbearance obligation in respect of the Parallel Provision in the applicable Subordinated Debt Document. Notwithstanding the foregoing, no such modification, amendment or waiver shall be effective as to the Parallel Provision contained in the Subordinated Debt Documents if it would
(a) decrease the principal amount of Subordinated Debt, or (b) decrease the interest rate on or in respect of Subordinated Debt (except to the extent that any modification, amendment or waiver shall be effective to cause any default or overdue interest rate to be inapplicable). The Company shall promptly provide a copy of any modification, amendment, termination, extension, waiver or forbearance of or in respect of any Subordinated Debt Documents effected pursuant to this Section 5.2 to the Trustee and to the Subordinated Creditors; provided, that the failure to deliver any such notice to the Trustee or any Subordinated Creditor shall not affect the validity or enforceability of any such modification, amendment, termination, extension, waiver or forbearance.

         As used in this Section 5.2, the term "Termination Event" means the indefeasible repayment in full of the Senior Debt.

         SECTION 5.3 Further Assurances. Each of the Subordinated Creditors and the Company will, from time to time at its own expense, promptly execute and deliver all such further instruments or agreements, and take all such further action, as may be reasonably necessary or appropriate, or as any Senior Creditor may reasonably request, in order to carry out the intent of this Agreement.

         SECTION 5.4 Specific Performance; Remedies Cumulative. Each of the Subordinated Creditors and the Company (a) acknowledge that a remedy at law for any breach or attempted breach of this Agreement shall be inadequate, (b) agree that the Senior Creditors shall be entitled to specific performance, and (c) agrees to waive any requirement for obtaining or posting any bond in connection with seeking or obtaining any such injunctive or equitable relief. Nothing in the foregoing sentence shall limit the rights of any party to seek any available remedy at law or equity. The rights and remedies of the Senior Creditors provided herein are cumulative, and not exclusive of rights and remedies which may be granted or provided by applicable law.

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         SECTION 5.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, or affecting the validity or enforceability of any such provision in any other jurisdiction.

         SECTION 5.6 Enforcement by Senior Creditors. The Company and each of the Subordinated Creditors acknowledge and agree that their respective obligations hereunder are, and are intended to be an inducement and consideration to each Senior Creditor to acquire and continue to hold Senior Debt. Each Senior Creditor shall be deemed conclusively to have relied upon the obligations hereunder of the Company and the Subordinated Creditors in acquiring and continuing to hold Senior Debt. Each Senior Creditor is hereby made an obligee hereunder and may enforce directly the obligations of the Company and the Subordinated Creditors contained herein.

         SECTION 5.7 Continuing Agreement. This Agreement shall in all respects be a continuing agreement, and this Agreement and the agreements and obligations of the Company and the Subordinated Creditors hereunder shall remain in full force and effect until all Senior Debt is indefensibly paid in full.

         SECTION 5.8 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, the Senior Creditors and the Subordinated Creditors and their respective successors in title and assigns. Without limiting the obligations of the Subordinated Creditors under Section 4.1, the rights and obligations of any Subordinated Creditor under this Agreement shall be assigned automatically to, and the term "Subordinated Creditor" as used in this Agreement shall automatically include, any assignee or successor of such Subordinated Creditor, and such assignee or successor shall automatically become a party to this Agreement as a Subordinated Creditor without the need for the execution of any instrument or the taking of any other action.

         SECTION 5.9 Trustee as Senior Creditor. The Trustee in its individual capacity shall be entitled to all rights set forth in this Agreement with respect to any Senior Debt which may at any time be held by it, to the same extent as any other Senior Creditor.

         SECTION 5.10 Notices. All notices and other communications provided to a party hereunder shall (except as otherwise specifically provided herein) be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, and any notice, if transmitted by facsimile transmission, shall be deemed given when received.

         SECTION 5.11 Entire Agreement. This Agreement constitutes the entire agreement among the Company, the Senior Creditors and the Subordinated Creditors with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, representations,



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warranties or understandings, whether oral written or implied, as to the subject matter of this Agreement.

         SECTION 5.12 CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         SECTION 5.13 Service of Process. Each of the parties hereto by its execution hereof (a) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof, and (b) hereby waives, to the fullest extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Each of the parties hereto consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 5.10, is reasonably calculated to give actual notice.

         SECTION 5.14 Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that the provisions of this Section 5.14 constitute a material inducement upon which the Senior Creditors are relying and will rely in holding Senior Debt. Any party and any Senior Creditor may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trail by jury.

         SECTION 5.15 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         SECTION 5.16 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the day and in the year first above written.



                                        DENAMERICA CORP.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


Address:    7373 Scottsdale Road
            Suite D120
            Scottsdale, AZ 35253

Fax:        (602) 483-9592

Attention:  William J. Howard



                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee


                                        By:
                                           -------------------------------------
                                        Name
                                            ------------------------------------
                                        Title:
                                              ----------------------------------


Address:

Fax:

Attention:




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                                             HOLDERS OF SERIES B NOTES:



                                        ----------------------------------------
                                        Jack M. Lloyd

Address:   c/o DenAmerica Corp.
           7373 Scottsdale Road
           Suite D120
           Scottsdale, AZ 35253

Fax:       (602) 483-9592








                                        ----------------------------------------
                                        William J. Howard

Address:   c/o DenAmerica Corp.
           7373 Scottsdale Road
           Suite D120
           Scottsdale, AZ 35253

Fax:       (602) 483-9592




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